IMAX CORPORATION

EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in (i) the Registration Statements on Form S-8 (No. 333-2076; No. 333-5720; No. 333-30970; No. 333-44412; No. 333-155262; No. 333-165400; No. 333-189274) and (ii) the Post-Effective Amendments No. 1 to Form S-8 (No. 333-5720, as amended and No. 333-165400) of IMAX Corporation of our report dated February 20, 2014, relating to the financial statements, financial statement schedule listed under Item 15(a)(2) and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants
Toronto, Ontario
February 20, 2014

      PricewaterhouseCoopers LLP

      PwC Tower, 18 York Street, Suite 2600, Toronto, Ontario, Canada M5J 0B2

      T: +1 416 863 1133, F: +1 416 365 8215, www.pwc.com/ca

      “PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.